Exhibit (h)(23)

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) is made with effect as of the September 23, 2024 (“Effective Date”), by and between SIMPLIFY EXCHANGE TRADED FUNDS (the “Trust”), on behalf of each of its series listed on Appendix A to the Agreement (as defined below) and THE BANK OF NEW YORK MELLON (“BNY”).

BACKGROUND:

A.	BNY and the Trust entered into a Transfer Agency and Service Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY’s provision of services to the Trust and its series.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

SIMPLIFY EXCHANGE TRADED FUNDS, ON BEHALF OF EACH SERIES LISTED ON APPENDIX A

By:	/s/ Fiona Ho
Name:	Fiona Ho
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

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APPENDIX A

(Amended and Restated with effect as of September 23, 2024)

Series

1	Simplify US Equity PLUS Convexity ETF
2	Simplify US Equity PLUS Downside Convexity ETF
3	Simplify US Equity PLUS Upside Convexity ETF
4	Simplify Volt RoboCar Disruption and Tech ETF
5	Simplify U.S. Equity PLUS GBTC ETF
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Intermediate Term Treasury Futures Strategy ETF
9	Simplify Health Care ETF
10	Simplify Hedged Equity ETF
11	Simplify Macro Strategy ETF
12	Simplify High Yield PLUS Credit Hedge ETF
13	Simplify Aggregate Bond ETF
14	Simplify Managed Futures Strategy ETF
15	Simplify Bitcoin Strategy PLUS Income ETF
16	Simplify Short Term Treasury Futures Strategy ETF
17	Simplify Enhanced Income ETF
18	Simplify Stable Income ETF
19	Simplify Propel Opportunities ETF
20	Simplify Conservative Allocation ETF
21	Simplify Moderate Allocation ETF
22	Simplify Growth Allocation ETF
23	Simplify Income Allocation ETF
24	Simplify Commodities Strategy No K-1 ETF
25	Simplify Market Neutral Equity Long/Short ETF
26	Simplify Multi-QIS Alternative ETF
27	Simplify Opportunistic Income ETF
28	Simplify MBS ETF
29	Simplify US Equity PLUS QIS ETF
30	Simplify Tara India Opportunities ETF
31	Simplify Next Intangible Core Index ETF
32	Simplify Next Intangible Value Index ETF
33	Simplify Gamma Emerging Market Bond ETF
34	Simplify National Muni Bond ETF
35	Simplify Wolfe US Equity 50/150 ETF

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